EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the special report pursuant to Rule 15d-2 of the Securities Exchange Act of 1934 of Owens Realty Mortgage, Inc. (the “Company”) (the “Report”), William C. Owens, the Chief Executive Officer and President of the Company, and Bryan H. Draper, the Chief Financial Officer, Secretary
and Treasurer of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to the best of his knowledge:

(1)       the Report  as filed with the Securities and Exchange Commission on the date hereof fully complies with the applicable requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William C. Owens
William C. Owens
Chief Executive Officer and President
March 28, 2013

/s/ Bryan H. Draper
Bryan H. Draper
Chief Financial Officer, Secretary and Treasurer
March 28, 2013